Exhibit (c)(3)

Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis S T R I C T L Y P R I V A T E A N D C O N F I D E N T I A L Discussion materials January 2019

Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis C O N F I D E N T I A L This presentation was prepared exclusively for the benefit and internal use of the J.P. Morgan client to whom it is directly addressed and delivered (including such client’s subsidiaries, the “Company”) in order to assist the Company in evaluating, on a preliminary basis, the feasibility of a possible transaction or transactions and does not carry any right of publication or disclosure, in whole or in part, to any other party. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by J.P. Morgan. Neither this presentation nor any of its contents may be disclosed or used for any other purpose without the prior written consent of J.P. Morgan. The information in this presentation is based upon any management forecasts supplied to us and reflects prevailing conditions and our views as of this date, all of which are accordingly subject to change. J.P. Morgan’s opinions and estimates constitute J.P. Morgan’s judgment and should be regarded as indicative, preliminary and for illustrative purposes only. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Company or which was otherwise reviewed by us. In addition, our analyses are not and do not purport to be appraisals of the assets, stock, or business of the Company or any other entity. J.P. Morgan makes no representations as to the actual value which may be received in connection with a transaction nor the legal, tax or accounting effects of consummating a transaction. Unless expressly contemplated hereby, the information in this presentation does not take into account the effects of a possible transaction or transactions involving an actual or potential change of control, which may have significant valuation and other effects. Notwithstanding anything herein to the contrary, the Company and each of its employees, representatives or other agents may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment and the U.S. federal and state income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Company relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to the Company by J.P. Morgan. J.P. Morgan’s policies on data privacy can be found at http://www.jpmorgan.com/pages/privacy. J.P. Morgan’s policies prohibit employees from offering, directly or indirectly, a favorable research rating or specific price target, or offering to change a rating or price target, to a subject company as consideration or inducement for the receipt of business or for compensation. J.P. Morgan also prohibits its research analysts from being compensated for involvement in investment banking transactions except to the extent that such participation is intended to benefit investors. IRS Circular 230 Disclosure: JPMorgan Chase & Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters included herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone not affiliated with JPMorgan Chase & Co. of any of the matters addressed herein or for the purpose of avoiding U.S. tax-related penalties. J.P. Morgan is the marketing name for the Corporate and Investment Banking activities of JPMorgan Chase Bank, N.A., JPMS (member, NYSE), J.P. Morgan PLC authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority and their investment banking affiliates. This presentation does not constitute a commitment by any J.P. Morgan entity to underwrite, subscribe for or place any securities or to extend or arrange credit or to provide any other services. Copyright 2018 JPMorgan Chase & Co. All rights reserved. U G I

Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis C O N F I D E N T I A L Situation overview The MLP space in general is going through a structural change, as the traditional MLP structure with Incentive Distribution Rights becomes increasingly untenable As discussed at the August meeting, UGI management, with the assistance of J.P. Morgan, considered and analyzed various alternatives relating to APU With the approval of the UGI Board, management delivered an offer to eliminate its GP / IDRs in APU to the APU Board and commenced negotiations with the Conflicts Committee The total consideration proposed for the elimination of the GP / IDRs was $675 million, which consisted of $325 million of APU common units and $350 million of Class B PIK units UGI’s proposal to the APU Conflicts Committee was met with opposition and a disparate view of the GP / IDR value Major driver was disagreement around go-forward business profile and ability to maintain distributions – Equity research analysts have also begun to speculate about the potential for a distribution cut However, recent developments with regard to APU and the broader market have altered the landscape and merits of such a transaction and caused a reevaluation of the best path forward As part of the UGI / APU Investor Day on December 4, 2018, management announced a strategic review of alternatives for APU, which is expected to last up to 120 days Recent price movements have resulted in a reduced relative valuation for APU versus UGI – This has increased the viability of a potential APU buy-in as such a deal could be immediately accretive to UGI’s EPS and CFPS based on today’s prices – Conversely, the decline in the APU unit price would make a potential GP / IDR repurchase more challenging absent a change in valuation and/or structure An acquisition of APU would result in increased UGI earnings volatility based on weather However, current assumptions reflect a refined analysis of the proportion of historical shortfall / excess attributable to weather; while still meaningful, the impact is dampened using the current case The trend of MLP buy-ins driven by lack of market access / investor appetite for MLP securities has accelerated In light of these developments, UGI management recommends pursuing a full MLP buy-in of APU U G I 1

Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis C O N F I D E N T I A L Agenda Page 1 Buy-in of APU 2 2 Appendix 15 U G I

*Private and confidential – illustrative and for discussion purposes only*
*Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis*

Buy-in of APU

CONFIDENTIAL

# MLP buy-in: potential benefits and considerations

## Transaction description

- UGI acquires all outstanding third party LP units in APU for UGI shares / cash
- APU becomes private entity 100% owned by UGI

## Potential benefits to UGI

- ✓ Likely earnings accretive to UGI given current exchange ratio
- ✓ Likely operating cash flow per share accretive to UGI
- ✓ Material increase in discretionary cash flow to UGI
- ✓ Potential tax benefits to UGI through basis step-up
- ✓ Eliminates MLP that serves a less strategic role today
- ✓ Reduces structural complexity / administrative burdens

## Potential considerations for UGI

- × Size of acquisition will require a relatively material equity issuance to APU unitholders
- × Eliminates APU as an acquisition currency / source of capital

## Potential investor relations considerations for UGI

- × Weather-sensitive APU earnings replace relatively fixed IDR income driven by distribution
- × Pro forma UGI would have significant propane concentration
- × Unclear how the market will value APU business as a wholly-owned segment of UGI
- × Very limited shareholder overlap with APU and potential for shareholder turnover given new business composition

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Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis Buy-in of APU C O N F I D E N T I A L UGI / APU relative price performance Last two years Last three months UGI APU UGI peers1 APU peers2 40% 40% 30% 30% 20% 19% 20% 10% 10% 0% 0% (1%) (2%) (10%) (3%) (10%) (10%) (20%) (20%) (28%) (30%) (30%) (35%) (40%) (38%) (40%) (50%) (50%) (60%) (60%) Jan-17 Jun-17 Oct-17 Mar-18 Aug-18 Jan-19 Oct-18 Nov-18 Dec-18 Jan-19 Price performance YTD 1% 16% 1 month (8%) (10%) 3 months (3%) (28%) 6 months 3% (30%) 1 year 13% (38%) Source: FactSet as of 1/9/19; 1 UGI peers include CNP, MDU, MIC, and NFG; 2 APU peers include FGP and SPH U G I 3

Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis Buy-in of APU C O N F I D E N T I A L APU / UGI two year exchange ratio analysis APU acquired by UGI exchange ratio analysis 1.200x 1.100x High: 1.086x 1.000x 0.900x 2-year average: 0.866x 1-year average: 0.797x 0.800x 0.700x 6-month average: 0.694x 0.600x Current: 0.541x 0.500x Low: 0.426x 0.400x 0.300x Jan-17 Jun-17 Oct-17 Mar-18 Aug-18 Jan-19 Source: FactSet as of 1/9/19 U G I 4

Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis Buy-in of APU C O N F I D E N T I A L Illustrative APU analysis at various purchase prices Based on consensus estimates Offer premium Current 5% 10% 15% 20% Implied exchange ratio 0.541x 0.569x 0.596x 0.623x 0.650x UGI share price $54.02 $54.02 $54.02 $54.02 $54.02 Implied APU unit purchase price $29.25 $30.71 $32.18 $33.64 $35.10 Implied LP equity value $2,720 $2,856 $2,992 $3,128 $3,263 Memo: Purchase price based on public ownership¹ $2,024 $2,126 $2,227 $2,328 $2,429 (+) Net debt, pref. stock, and NCI and assumed illustrative GP / IDR value 3,328 3,328 3,328 3,328 3,328 Implied transaction value $6,047 $6,183 $6,319 $6,455 $6,591 Implied transaction value / EBITDA EBITDA metric 2018A EBITDA $606 10.0x 10.2x 10.4x 10.7x 10.9x 2019E EBITDA 635 9.5x 9.7x 10.0x 10.2x 10.4x 2020E EBITDA 642 9.4x 9.6x 9.9x 10.1x 10.3x Implied APU unit price / LP DCF / unit DCF / unit metric 2018A LP DCF / unit $3.71 7.9x 8.3x 8.7x 9.1x 9.5x 2019E LP DCF / unit 3.82 7.7x 8.0x 8.4x 8.8x 9.2x 2020E LP DCF / unit 3.83 7.6x 8.0x 8.4x 8.8x 9.2x Implied APU unit price / EPS EPS metric 2018A EPS $2.35 2 12.4x 13.1x 13.7x 14.3x 14.9x 2019E EPS 2.40 12.2x 12.8x 13.4x 14.0x 14.6x 2020E EPS 2.45 11.9x 12.5x 13.1x 13.7x 14.3x Premium / (discount) to: 30-day VWAP $27.44 7% 12% 17% 23% 28% 60-day VWAP 29.78 (2%) 3% 8% 13% 18% Source: Equity research consensus projections as of 1/9/19; company filings; Note: Financials based on 9/30 FYE 1 Public ownership of approximately 74%; 2 Excludes $75mm impairment charge; including impairment results in EPS of $1.54 U G I 5

Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis Buy-in of APU C O N F I D E N T I A L UGI summary status quo financial projections Commentary Estimates based on FYE 9/30 EBITDA, D&A, capital expenditures and dividends per share projections based on equity research consensus projections as of 1/9/19 Implied EPS in-line with company guidance (FY 2019E of $2.75 - $2.95) and equity research consensus projections Tax assumptions per management guidance EBITDA ($mm) Cash flow from operations ($mm)1 $1,649 $1,699 $1,510 $1,566 $1,265 $1,301 $1,085 $1,156 FY 2018A FY 2019E FY 2020E FY 2021E FY 2018A FY 2019E FY 2020E FY 2021E EPS ($ / share) Dividend per share ($ / share) $3.10 $3.20 $2.74 $2.88 $1.02 $1.12 $1.19 $1.25 FY 2018A FY 2019E FY 2020E FY 2021E FY 2018A FY 2019E FY 2020E FY 2021E Source: Company filings; Equity research consensus projections as of 1/9/19 1 Cash flow presented on a fully consolidated basis U G I 6

Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis Buy-in of APU C O N F I D E N T I A L APU summary status quo financial projections Commentary Estimates based on FYE 9/30 EBITDA, D&A, capital expenditures and tax projections based on equity research consensus projections as of 1/919 LP distribution per unit is held flat at $3.80 per management guidance EBITDA ($mm) Maintenance capex ($mm) $606 $635 $642 $652 $53 $55 $56 $58 FY 2018A FY 2019E FY 2020E FY 2021E FY 2018A FY 2019E FY 2020E FY 2021E Distributable cash flow ($mm) LP distribution per unit ($ / unit) $3.80 $3.80 $3.80 $3.80 $389 $410 $412 $419 FY 2018A FY 2019E FY 2020E FY 2021E FY 2018A FY 2019E FY 2020E FY 2021E Total 0.97x 1.01x 1.01x 1.03x coverage Source: Company filings; Equity research consensus projections as of 1/9/19 U G I 7

Private and confidential – illustrative and for discussion purposes only
Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis
Buy-in of APU
CONFIDENTIAL

# Illustrative buy-in of APU by UGI transaction assumptions and sources and uses

## Assumes illustrative 10% premium to APU public unitholders, 85% equity and 15% debt consideration

### Transaction assumptions

- Assumes transaction is effective in the beginning of FY 2019E (10/1/18)
- Assumes an illustrative 10% premium to APU's unit price of $29.25 as of 1/9/19 for a total equity purchase price of $2,227mm
  - Assumes UGI purchases 69.2mm APU units that it does not currently own
  - Assumes ~35mm UGI shares are issued at $54.02 (price as of 1/9/19)
- Assumes no synergies
- Assumes net income attributable to NCI associated with APU and tax savings associated with basis step-up are taxed at 27.6%
- Assumes 6% interest rate on newly issued transaction debt per management guidance
- Assumes APU long-term debt remains outstanding at close
- Tax basis step-up per management guidance
- The pre-tax unlevered return to UGI from the incremental cash saved on distributions to APU third party unitholders is ~13%

### UGI ownership


Current UGI shareholders
New APU unitholders
Standalone
100%
UGI ownership
17%
83%

### Sources and uses ($mm)

| Sources | |
|---|---|
| Equity issued to APU | $1,893 |
| Incremental debt issued | 334 |
| UGI balance sheet cash | 15 |
| **Total sources** | **$2,242** |

| Uses | |
|---|---|
| Purchase price | $2,227 |
| Fees / expenses | 15 |
| **Total uses** | **$2,242** |

Source: Company filings; Equity research consensus projections as of 1/9/19

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Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis Buy-in of APU C O N F I D E N T I A L Illustrative financial impact to UGI Assumes illustrative 10% premium to APU public unitholders, 85% equity and 15% debt consideration; assumes excess cash sits on balance sheet after repaying APU revolver UGI standalone UGI pro forma $2.88 $3.10 $3.20 $2.94 $3.16 $3.29 $2.74 $2.74 EPS ($ / share) FY 2018A FY 2019E FY 2020E FY 2021E FY 2018A FY 2019E FY 2020E FY 2021E Acc / (dil) 2.1% 2.2% 2.9% $6.14 $6.21 $5.33 $5.48 $5.48 $4.64 $4.73 $4.64 CFPS ($ / share) FY 2018A FY 2019E FY 2020E FY 2021E FY 2018A FY 2019E FY 2020E FY 2021E Acc / (dil) 15.7% 15.2% 13.2% Dividend per $1.02 $1.12 $1.19 $1.25 $1.02 $1.12 $1.19 $1.25 share ($ / share) FY 2018A FY 2019E FY 2020E FY 2021E FY 2018A FY 2019E FY 2020E FY 2021E Acc / (dil) 0.0% 0.0% 0.0% 2.7x 2.7x 2.7x 2.6x 2.7x 2.8x 2.6x 2.4x Net debt / LTM EBITDA FY 2018A FY 2019E FY 2020E FY 2021E FY 2018A FY 2019E FY 2020E FY 2021E Source: Company filings; Equity research consensus projections as of 1/9/19 Note: CFPS based on deconsolidated cash flow from operations plus APU distributions paid to UGI U G I 9

Private and confidential – illustrative and for discussion purposes only
Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis

Buy-in of APU

CONFIDENTIAL

# Incremental cash flow to UGI

## Assumes illustrative 10% premium to APU public unitholders, 85% equity and 15% debt consideration

### Cash effect of transaction ($mm)

| | FY 2019E | FY 2020E | FY 2021E |
|---|---|---|---|
| Current third party APU payout | | | |
| APU third party LP units outstanding | 69.2 | 69.2 | 69.2 |
| Distribution per LP unit | $3.80 | $3.80 | $3.80 |
| **Distributions saved** | **$263** | **$263** | **$263** |
| (-) Taxes on incremental APU ownership | ($79) | ($79) | ($81) |
| (-) Incremental taxes resulting from 163(J) interest limitations | 0 | 0 | 0 |
| (+) Annual tax savings from basis step-up[1] | 96 | 119 | 94 |
| **Incremental tax saved / (paid)** | **$17** | **$40** | **$14** |
| Dividends on pro forma equity consideration | | | |
| UGI shares issued to APU third party LP unit holders | 35.0 | 35.0 | 35.0 |
| Dividend per share | $1.12 | $1.19 | $1.25 |
| **Incremental dividends paid** | **($39)** | **($42)** | **($44)** |
| *Memo: pro forma common share count* | *208.9* | *208.9* | *208.9* |
| Incremental interest expense on new debt | | | |
| Interest expense on incremental debt | $20 | $20 | $20 |
| Marginal tax rate | 27.6% | 27.6% | 27.6% |
| **After-tax interest expense** | **($15)** | **($15)** | **($15)** |
| **Cash effect of transaction** | **$226** | **$246** | **$218** |
| **Cumulative cash balance effect of transaction** | **$226** | **$472** | **$691** |

Source: Company filings; Equity research consensus projections as of 1/9/19
[1] Basis step-up based on ~74% UGI does not own; 90% of basis step-up assumed to be depreciable; Depreciation schedule based on 2015 PWC analysis; Subject to change per ongoing UGI and PWC internal analysis

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Private and confidential – illustrative and for discussion purposes only
Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis

Buy-in of APU

CONFIDENTIAL

# Illustrative financial impact to UGI

## *"Balanced allocation" scenario*

Assumes illustrative 10% premium to APU public unitholders, 85% equity and 15% debt consideration; **assumes 50% excess cash from transaction is reinvested in growth capex at a 7.5x multiple and 50% is used to repurchase shares after repaying APU revolver**


UGI standalone
UGI pro forma
EPS ($ / share)
2018 – 2021E CAGR: 5.2%
$2.74
$2.88
$3.10
$3.20
FY 2018A
FY 2019E
FY 2020E
FY 2021E
2018 – 2021E CAGR: 6.7%
$2.74
$2.94
$3.17
$3.33
Acc / (dil)
2.1%
2.4%
4.1%
CFPS ($ / share)
2018 – 2021E CAGR: 5.8%
$4.64
$4.73
$5.33
$5.48
2018 – 2021E CAGR: 10.9%
$4.64
$5.48
$6.17
$6.32
Acc / (dil)
15.7%
15.8%
15.3%
Dividend per share ($ / share)
2018 – 2021E CAGR: 7.0%
$1.02
$1.12
$1.19
$1.25
2018 – 2021E CAGR: 7.0%
$1.02
$1.12
$1.19
$1.25
Acc / (dil)
0.0%
0.0%
0.0%
Net debt / LTM EBITDA
2.7x
2.7x
2.7x
2.6x
2.7x
2.8x
2.7x
2.6x

Source: Company filings; Equity research consensus projections as of 1/9/19
Note: CFPS based on deconsolidated cash flow from operations plus APU distributions paid to UGI; Assumes only 50% of reinvestment EBITDA in year one

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Private and confidential – illustrative and for discussion purposes only
Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis
Buy-in of APU
CONFIDENTIAL

# Financial impact to UGI based on various premiums and consideration mix

## *"Balanced allocation" scenario*

### FY 2019E

**EPS**

| Illustrative premium | % of buy-in financed with equity: 65% | 75% | 85% |
|---|---|---|---|
| 0% | 4.7% | 4.3% | 3.9% |
| 5% | 3.8% | 3.4% | 3.0% |
| 10% | 2.9% | 2.5% | 2.1% |
| 15% | 2.0% | 1.6% | 1.2% |
| 20% | 1.1% | 0.7% | 0.4% |

**CFPS**

| Illustrative premium | % of buy-in financed with equity: 65% | 75% | 85% |
|---|---|---|---|
| 0% | 19.0% | 18.1% | 17.2% |
| 5% | 18.3% | 17.4% | 16.5% |
| 10% | 17.6% | 16.6% | 15.7% |
| 15% | 16.9% | 15.9% | 15.0% |
| 20% | 16.2% | 15.2% | 14.2% |

### FY 2020E

**EPS**

| Illustrative premium | % of buy-in financed with equity: 65% | 75% | 85% |
|---|---|---|---|
| 0% | 5.1% | 4.7% | 4.2% |
| 5% | 4.3% | 3.8% | 3.3% |
| 10% | 3.4% | 2.9% | 2.4% |
| 15% | 2.5% | 2.0% | 1.6% |
| 20% | 1.7% | 1.2% | 0.7% |

**CFPS**

| Illustrative premium | % of buy-in financed with equity: 65% | 75% | 85% |
|---|---|---|---|
| 0% | 19.2% | 18.2% | 17.3% |
| 5% | 18.5% | 17.5% | 16.5% |
| 10% | 17.9% | 16.8% | 15.8% |
| 15% | 17.2% | 16.1% | 15.1% |
| 20% | 16.6% | 15.5% | 14.4% |

### FY 2021E

**EPS**

| Illustrative premium | % of buy-in financed with equity: 65% | 75% | 85% |
|---|---|---|---|
| 0% | 6.8% | 6.3% | 5.9% |
| 5% | 5.9% | 5.4% | 5.0% |
| 10% | 5.0% | 4.5% | 4.1% |
| 15% | 4.2% | 3.7% | 3.2% |
| 20% | 3.3% | 2.8% | 2.3% |

**CFPS**

| Illustrative premium | % of buy-in financed with equity: 65% | 75% | 85% |
|---|---|---|---|
| 0% | 18.6% | 17.7% | 16.8% |
| 5% | 17.9% | 16.9% | 16.0% |
| 10% | 17.2% | 16.2% | 15.3% |
| 15% | 16.4% | 15.5% | 14.5% |
| 20% | 15.7% | 14.7% | 13.8% |

Source: Company filings; Equity research consensus projections as of 1/9/19

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Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis Buy-in of APU C O N F I D E N T I A L UGI’s relative earnings mix Based on management projections Utilities Domestic propane International propane Midstream UGI standalone (based on FY 2019E earnings) UGI + APU pro forma (based on FY 2019E earnings) 19% 24% 21% 26% Total propane Total propane exposure: 50% exposure: 60% 26% 17% 33% 34% Total propane Total propane Pro forma earnings mix 19% 18% 18% 26% 27% 29% 34% 33% 31% 21% 22% 22% 2019E 2020E 2021E Source: UGI projections through 2021 as provided by UGI management Note: Based on net income estimates; Domestic propane adjusted for net income attributable to non-controlling interests; Pro forma exposure adjusts net income attributable to non-controlling interests by pro forma ownership and ignores effects of consideration mix for potential transaction U G I 13

Private and confidential – illustrative and for discussion purposes only
Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis

Buy-in of APU

CONFIDENTIAL

# Summary conclusions

- UGI's proposal to the APU Conflicts Committee on a GP / IDR elimination was met with opposition and a disparate view of GP / IDR value
- Recent price movements have resulted in a reduced relative valuation for APU versus UGI
  - This has increased the viability of a potential APU buy-in as such a deal could be immediately accretive to UGI's EPS and CFPS based on today's prices
- The trend of MLP buy-ins driven by lack of market access / investor appetite for MLP securities has accelerated
- Prior analysis likely overestimated proportion of historical shortfall / excess attributable to weather; while still meaningful, the impact is dampened using the current case
- In light of these developments, UGI management recommends pursuing a full MLP buy-in of APU

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Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis C O N F I D E N T I A L Agenda Page 1 Buy-in of APU 2 2 Appendix 15 Additional buy-in of APU considerations 15 Elimination of GP / IDRs in exchange for APU units 18 U G I

*Private and confidential – illustrative and for discussion purposes only*
*Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis*
Appendix | Additional buy-in of APU considerations
CONFIDENTIAL

# Illustrative merger timeline

| Date | Description | Duration |
|---|---|---|
| Proposal / Negotiation | ■ Upon authorization by the UGI Board, make merger proposal to Special Committee<br>■ Negotiate transaction with Special Committee, including merger agreement | ■ 60 days |
| Announcement | ■ Announce merger via press release / investor call | |
| Regulatory Filings | ■ Prepare / file S-4 registration statement and NYSE listing agreement re UGI share issuance; proxy statement / prospectus re AmeriGas unitholder meeting; and related "going private" filings<br>■ Amend filings per SEC comments, as applicable | ■ 75 days |
| Proxy solicitation | ■ Execute on proxy solicitation / communication plan | ■ 30 days |
| AmeriGas unitholder meeting | | |
| Closing | | |

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**Private and confidential – illustrative and for discussion purposes only**
**Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis**

Appendix | Additional buy-in of APU considerations

CONFIDENTIAL

# Premiums paid in precedent affiliate MLP buy-in deals

## % premium to last close


*Average: 11%*
*Median: 11%*
26%
6%
1%
20%
3%
23%
1%
14%
21%
6%
11%
15%
13%
11%
1%
17%
6%
1%
8%
18%

| Date | Feb. 2017 | Mar. 2017 | Apr. 2017 | May 2017 | Nov. 2017 | Jan. 2018 | Mar. 2018 | May 2018 | May 2018 | May 2018 | May 2018 | Jun. 2018 | Jul. 2018 | Aug. 2018 | Sept. 2018 | Oct. 2018 | Oct. 2018 | Oct. 2018 | Nov. 2018 | Nov. 2018 |
|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|---|
| Acquirer | ONEOK | VTTI BV | World Point Terminals | Energy Transfer Partners | Delek | Archrock | Tallgrass Energy GP | Enbridge | Enbridge | Williams Companies | Cheniere Energy Partners | OCI N.V. | ArcLight Capital Partners | Energy Transfer Equity | Dominion Energy | Antero Midstream GP | Valero Energy | EnLink Midstream | Western Gas Equity Partners | Equitrans Midstream Corp |
| Target | ONEOK Partners | VTTI | World Point Terminals | PennTex Midstream Partners | Alon US Partners | Archrock Partners | Tallgrass Energy Partners | Enbridge Energy Partners | Spectra Energy Partners | Williams Partners | Cheniere Energy Holdings | OCI Partners LP | Trans-Montaigne Partners | Energy Transfer Partners | Dominion Midstream Partners | Antero Midstream Partners | Valero Energy Partners | EnLink Midstream Partners | Western Gas Partners | EQGP Holdings |
| % equity | 100% | 0% | 0% | 0% | 100% | 100% | 100% | 100% | 100% | 100% | 100% | 0% | 0% | 100% | 100% | 90% | 0% | 100% | 100% | 0% |
| % acq. | 61% | 51% | 26% | 34% | 18% | 57% | 65% | 63% | 17% | 26% | 8% | 12% | 80% | 34% | 39% | 100% | 34% | 78% | 69% | 9% |
| ***Acquirer absolute price performance*** | | | | | | | | | | | | | | | | | | | | |
| 1-day | (2%) | n/a | n/a | 0% | (0%) | (5%) | 3% | 1% | 1% | 2% | (1%) | (0%) | n/a | 3% | (0%) | 9% | (10%) | (2%) | (6%) | (3%) |
| 30-day | (5%) | n/a | n/a | (12%) | 13% | (15%) | 14% | (3%) | (3%) | (1%) | 8% | (4%) | n/a | (4%) | 1% | (13%) | (23%) | (29%) | (10%) | (13%) |
| ***Acquirer relative price performance to AMZ*** | | | | | | | | | | | | | | | | | | | | |
| 1-day | (3%) | n/a | n/a | (1%) | 1% | (7%) | 5% | 1% | 1% | 1% | (2%) | 1% | n/a | 0% | (1%) | 8% | (10%) | (1%) | (6%) | (2%) |
| 30-day | (1%) | n/a | n/a | (9%) | 14% | (13%) | 8% | (1%) | (1%) | 0% | 9% | (1%) | n/a | (5%) | 11% | (3%) | (15%) | (19%) | 0% | (4%) |

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Source: Company filings

Disclaimer: The MLP buy-in metrics above are presented merely for reference purposes only. The transactions included above represent selected master limited partnership buy-in transactions J.P. Morgan did not attempt to identify all master limited partnership buy-in transactions that may be relevant for this analysis, and none of the selected transactions is identical to any transaction that the board may be considering.

*Private and confidential – illustrative and for discussion purposes only*
*Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis*

Appendix | Additional buy-in of APU considerations

CONFIDENTIAL

# Illustrative impact to UGI share price based on various pro forma EPS multiples ("balanced allocation" scenario) – *for reference only*

Assumes illustrative 10% premium to APU public unitholders; based on current UGI share price of $54.02

**Pro forma UGI share price at various P / E multiples**

**2019E** (Current P / 2019E EPS multiple: 18.8x)

| Pro forma P / 2019E EPS multiple | % of buy-in financed with equity: 65% | 75% | 85% |
|---|---|---|---|
| 20.0x | $59.23 | $59.00 | $58.78 |
| 18.8x | $55.58 | $55.36 | $55.15 |
| 18.0x | $53.30 | $53.10 | $52.90 |
| 17.0x | $50.34 | $50.15 | $49.96 |

**2020E** (Current P / 2020E EPS multiple: 17.5x)

| Pro forma P / 2020E EPS multiple | % of buy-in financed with equity: 65% | 75% | 85% |
|---|---|---|---|
| 18.0x | $57.60 | $57.33 | $57.07 |
| 17.5x | $55.85 | $55.59 | $55.33 |
| 16.0x | $51.20 | $50.96 | $50.73 |
| 15.0x | $48.00 | $47.77 | $47.56 |

**Share price accretion / (dilution) to UGI's current price**

**2019E**

| Pro forma P / 2019E EPS multiple | % of buy-in financed with equity: 65% | 75% | 85% |
|---|---|---|---|
| 20.0x | 10% | 9% | 9% |
| 18.8x | 3% | 2% | 2% |
| 18.0x | (1%) | (2%) | (2%) |
| 17.0x | (7%) | (7%) | (8%) |

**2020E**

| Pro forma P / 2020E EPS multiple | % of buy-in financed with equity: 65% | 75% | 85% |
|---|---|---|---|
| 18.0x | 7% | 6% | 6% |
| 17.5x | 3% | 3% | 2% |
| 16.0x | (5%) | (6%) | (6%) |
| 15.0x | (11%) | (12%) | (12%) |

Source: Company filings; Equity research consensus projections as of 1/9/19
Note: New debt issued for transaction assumes 6% interest rate per company guidance
Disclaimer: This analysis is merely illustrative of the impact of hypothetical trading at assumed multiples and should not be interpreted as a stock price prediction by J.P. Morgan

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Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis C O N F I D E N T I A L Agenda Page 1 Buy-in of APU 2 2 Appendix 15 Additional buy-in of APU considerations 15 Elimination of GP / IDRs in exchange for APU units 18 U G I

Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis Appendix | Elimination of GP / IDRs in exchange for APU units C O N F I D E N T I A L Situation update on the elimination of the GP / IDRs After receiving the Conflicts Committee’s feedback to management’s on its GP / IDR repurchase proposal, management and its advisors discussed and analyzed potential structural solutions Focus on limiting dilution and protecting against potential downside in APU business from weather volatility, while ensuring reasonable valuation for IDRs One potential structure that was discussed was partial consideration in an additional class of units (“Class C”) that only pay partial or full distributions if APU meets a certain financial threshold For illustrative purposes, this was assumed to be a certain EBITDA level entitling the holders to receive either 50% or 100% of equivalent distributions to an LP unitholder These units could eventually convert to common LP units after a determined period of time – timing and / or conditions for conversion would need to be negotiated For example, conversion could be automatic after a certain period or may require meeting a certain financial threshold for a number of consecutive periods before they convert Management and its advisors have provided the following illustrative financial impact analysis for a GP / IDR repurchase that uses Class C units as partial consideration for discussion purposes only This transaction structure has not been discussed with, presented to or offered to the Conflicts Committee The consideration for the GP / IDRs and assumed APU distribution profile are illustrative assumptions from management U G I 18

Private and confidential – illustrative and for discussion purposes only
Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis
Appendix | Elimination of GP / IDRs in exchange for APU units
CONFIDENTIAL

# Elimination of GP / IDRs: potential benefits and considerations

## Transaction description

- APU issues LP units and / or Class C units to UGI in exchange for the elimination of UGI's GP / IDR interest
- Class C units allow APU to issue equity without paying a cash distribution if APU encounters a warm winter
  - Results in greater financial flexibility for APU
- Results in greater ownership of APU LP units by UGI

## Potential benefits to UGI

- ✓ Increases UGI's LP ownership in APU
- ✓ UGI retains some upside from further growth of distributions
- ✓ UGI demonstrates continued support of APU through retained ownership
- ✓ IDR elimination highlights value of the IDRs and is potentially accretive to cash flow

## Potential considerations for UGI

- × Requires UGI and APU conflicts committee to agree on value of IDRs
- × Potentially increases earnings volatility attributed to domestic propane in UGI
- × UGI potentially forgoes future upside from the IDRs from equity-financed acquisitions at APU
- × Increases UGI's exposure to weather volatility

## Potential benefits to APU

- ✓ Lower marginal cash cost of capital
- ✓ Increases competitiveness for APU to pursue transformational acquisitions with equity
- ✓ Plays to meaningful MLP simplification trend
- ✓ Structure appeals to broader investor base

## Potential considerations for APU

- × Potentially dilutive to short- and medium-term coverage

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Private and confidential – illustrative and for discussion purposes only Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis Appendix | Elimination of GP / IDRs in exchange for APU units C O N F I D E N T I A L APU summary status quo financial projections Commentary Estimates based on FYE 9/30 Assumes distribution cut of (20%) in 2019Ewith 0% year-over-year growth thereafter per management guidance EBITDA, D&A, capital expenditures and tax projections based on equity research consensus projections as of 1/9/19 Results in a distribution per unit of $3.04 and total coverage of 1.37x in the 2019E EBITDA ($mm) Maintenance capex ($mm) $635 $642 $652 $606 $53 $55 $56 $58 FY 2018A FY 2019E FY 2020E FY 2021E FY 2018A FY 2019E FY 2020E FY 2021E Distributable cash flow ($mm) LP distribution per unit ($ / unit) $3.80 $3.04 $3.04 $3.04 $389 $412 $420 $432 FY 2018A FY 2019E FY 2020E FY 2021E FY 2018A FY 2019E FY 2020E FY 2021E Total 0.97x 1.37x 1.39x 1.43x coverage Source: Company filings; Equity research consensus projections as of 1/9/19; UGI management U G I 20

**_Private and confidential – illustrative and for discussion purposes only_**
**_Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis_**

Appendix | Elimination of GP / IDRs in exchange for APU units

CONFIDENTIAL

# Transaction assumptions and sources and uses

## Assumes $125mm LP units / $375mm Class C units for elimination of GP / IDRs

### Transaction assumptions

- Complete elimination of IDRs based on illustrative GP / IDR value of $500mm
- Assumes transaction date of 10/1/18
- Assumes no synergies
- Assumes elimination of all economics of the GP in the MLP and the OLP
- Assumes $125mm of consideration is in APU LP units and $375mm in Class C units
  - Assumes APU issues 4.3mm LP units and 12.8mm Class C units at $29.25 (current price as of 1/9/19)
- Projections subject to modification based on conclusions of ongoing tax analysis / modeling exercise

### Unit / payout assumptions

- Assumes initial distribution cut to reach 1.37x coverage
  - Distributions held flat year-over-year thereafter
  - 2019E distribution per unit of $3.04 represents a (20%) cut to 2018 distribution per unit of $3.80
  - Distribution profile held constant in pro forma scenario
- Class C unit assumptions
  - Assumes units pay cash distributions dependent on respective EBITDA thresholds
    - Each Class C unit pays 50% of LP unit equivalent distribution if APU EBITDA surpasses $630mm
    - Each Class C unit pays 100% of LP unit equivalent distribution if APU EBITDA surpasses $650mm
    - Class C units receive no distributions if EBITDA is below $630mm
    - Assumes Class C units convert to LP units 5 years after issuance

### Sources and uses ($mm)

| Sources | |
|---|---|
| Incremental debt issued | $0 |
| LP equity issued to GP | 125 |
| Class C equity issued to GP | 375 |
| **Total sources** | **$500** |

| Uses | |
|---|---|
| GP / IDR elimination | $500 |
| **Total uses** | **$500** |

Source: Company filings; Equity research consensus projections as of 1/9/19; UGI management

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**Private and confidential – illustrative and for discussion purposes only**
**Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis**

Appendix | Elimination of GP / IDRs in exchange for APU units

CONFIDENTIAL

UGI
APU

# Illustrative cash flow impact to APU

## *Consensus case financials*

### Assumes $125mm LP units / $375mm Class C units for elimination of GP / IDRs

**APU standalone**

| | FY 2018A | FY 2019E | FY 2020E | FY 2021E |
|---|---|---|---|---|
| **DCF / LP + distribution paying Class C units ($ / unit)[1]** | $3.71 | $3.83 | $3.87 | $3.94 |
| **Total coverage** | 0.97x | 1.37x | 1.39x | 1.43x |
| **LP DPU ($ / unit)** | $3.80 | $3.04 | $3.04 | $3.04 |
| **Net debt / LTM EBITDA** | 4.7x | 4.4x | 4.2x | 4.1x |

**APU pro forma**

| | FY 2018A | FY 2019E | FY 2020E | FY 2021E |
|---|---|---|---|---|
| **DCF / LP + distribution paying Class C units ($ / unit)[1]** | $3.71 | $3.98 | $4.04 | $3.90 |
| *Acc / (dil)* | | *3.8%* | *4.4%* | *(0.8%)* |
| *% Class C paying distributions* | | *50%* | *50%* | *100%* |
| **Total coverage** | 0.97x | 1.31x | 1.33x | 1.28x |
| **LP DPU ($ / unit)** | $3.80 | $3.04 | $3.04 | $3.04 |
| *Acc / (dil)* | | *0.0%* | *0.0%* | *0.0%* |
| **Net debt / LTM EBITDA** | 4.7x | 4.4x | 4.3x | 4.2x |

Source: Company filings; Equity research consensus projections as of 1/9/19; UGI management; Note: Total coverage in pro forma case defined as total DCF divided by total distributions paid to LP and Class C units

[1] Includes total LP units plus only the distribution paying Class C units

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*Private and confidential – illustrative and for discussion purposes only*
*Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis*
Appendix | Elimination of GP / IDRs in exchange for APU units
CONFIDENTIAL
UGI
APU

# Illustrative financial impact to UGI
## *Consensus case financials*

Assumes $125mm LP units / $375mm Class C units for elimination of GP / IDRs

**UGI standalone** | **UGI pro forma**

**Ownership[1]**


UGI LP
UGI GP / OLP economic interest
Public LP
25%
2%
73%


37%
63%
0%

**EPS ($ / share)**


Pre-DPU cut ($3.80 / unit)
Post-DPU cut ($3.04 / unit)
$2.74 $2.74
$2.88 $2.78
$3.10 $2.99
$3.20 $3.09
FY 2018A
FY 2019E
FY 2020E
FY 2021E


$2.74
$2.86
$3.08
$3.19
FY 2018A
FY 2019E
FY 2020E
FY 2021E

| | FY 2018A | FY 2019E | FY 2020E | FY 2021E |
|---|---|---|---|---|
| *Pre-cut acc / (dil)* | | *(0.5%)* | *(0.4%)* | *(0.2%)* |
| *Post-cut acc / (dil)* | | *3.1%* | *3.1%* | *3.3%* |

**CFPS ($ / share)**


$4.64 $4.64
$4.73 $4.42
$5.33 $5.01
$5.48 $5.15
FY 2018A
FY 2019E
FY 2020E
FY 2021E


$4.64
$4.51
$5.09
$5.35
FY 2018A
FY 2019E
FY 2020E
FY 2021E

| | FY 2018A | FY 2019E | FY 2020E | FY 2021E |
|---|---|---|---|---|
| *Pre-cut acc / (dil)* | | *(4.8%)* | *(4.5%)* | *(2.5%)* |
| *Post-cut acc / (dil)* | | *1.8%* | *1.7%* | *3.9%* |

Source: Company filings; Equity research consensus projections as of 1/9/19; UGI management
Note: Pro forma EPS based on UGI's fully diluted ownership (LP + Class C units); CFPS based on deconsolidated cash flow from operations plus APU distributions paid to UGI
[1] UGI pro forma ownership based on fully diluted units at the time of transaction

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*Private and confidential – illustrative and for discussion purposes only*
*Analysis subject to change based on revised financials and conclusions of UGI and PWC tax analysis*
Appendix | Elimination of GP / IDRs in exchange for APU units
CONFIDENTIAL

# GP / IDR elimination sensitivity analysis

## *Consensus case financials*

Assumes fixed issuance of $375mm of Class C units and remaining GP / IDR value in LP units

### APU

**DCF / LP + distribution paying Class C units ($ / unit)[1]**

| GP / IDR value ($mm) | FYE 2019E | FYE 2020E | FYE 2021E |
|---|---|---|---|
| $400 | 7.4% | 8.2% | 2.7% |
| $450 | 5.6% | 6.3% | 0.9% |
| $500 | 3.8% | 4.4% | (0.8%) |
| $550 | 2.1% | 2.6% | (2.5%) |
| $600 | 0.4% | 0.9% | (4.1%) |

**LP DPU**

| GP / IDR value ($mm) | FYE 2019E | FYE 2020E | FYE 2021E |
|---|---|---|---|
| $400 | 0.0% | 0.0% | 0.0% |
| $450 | 0.0% | 0.0% | 0.0% |
| $500 | 0.0% | 0.0% | 0.0% |
| $550 | 0.0% | 0.0% | 0.0% |
| $600 | 0.0% | 0.0% | 0.0% |

**Total coverage**

| GP / IDR value ($mm) | FYE 2019E | FYE 2020E | FYE 2021E |
|---|---|---|---|
| $400 | 1.35x | 1.38x | 1.33x |
| $450 | 1.33x | 1.35x | 1.31x |
| $500 | 1.31x | 1.33x | 1.28x |
| $550 | 1.29x | 1.31x | 1.26x |
| $600 | 1.26x | 1.28x | 1.24x |
| Status quo coverage | 1.37x | 1.39x | 1.43x |

### UGI

**EPS[2]**

| GP / IDR value ($mm) | FYE 2019E | FYE 2020E | FYE 2021E |
|---|---|---|---|
| $400 | 2.3% | 2.3% | 2.4% |
| $450 | 2.7% | 2.7% | 2.9% |
| $500 | 3.1% | 3.1% | 3.3% |
| $550 | 3.6% | 3.5% | 3.8% |
| $600 | 3.9% | 3.9% | 4.2% |

**CFPS**

| GP / IDR value ($mm) | FYE 2019E | FYE 2020E | FYE 2021E |
|---|---|---|---|
| $400 | 0.5% | 0.4% | 2.6% |
| $450 | 1.1% | 1.1% | 3.3% |
| $500 | 1.8% | 1.7% | 3.9% |
| $550 | 2.5% | 2.3% | 4.5% |
| $600 | 3.2% | 2.9% | 5.2% |

Source: Company filings; Equity research consensus projections as of 1/9/19; UGI management; Note: Pro forma EPS based on UGI's fully diluted ownership (LP + Class C units); CFPS based on deconsolidated cash flow from operations plus APU distributions paid to UGI; Total coverage in pro forma case defined as total DCF divided by total distributions paid to LP and Class C units
[1] Includes total LP units plus only the distribution paying Class C units; [2] EPS acc / (dil) based on post-DPU cut EPS

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